                                                              EXHIBIT (d)(12)(i)

                                   SCHEDULE A

                               WITH RESPECT TO THE

                  AMENDED RESTATED EXPENSE LIMITATION AGREEMENT

                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS

                                                            MAXIMUM OPERATING EXPENSE LIMIT
                                                         (AS A PERCENTAGE OF AVERAGE NET ASSETS)*
                                         GUARANTEE       ----------------------------------------
NAME OF FUND                           MATURITY DATE       Class A   Class B   Class C   Class Q
------------                           -------------       -------   -------   -------   -------
ING Principal Protection Fund        October 11, 2006       1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund II     January 31, 2007       1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund III    June 5, 2007           1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund IV     October 8, 2007        1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund V      January 22, 2008       1.75%     2.50%     2.50%      N/A
ING Principal Protection Fund VI     April 23, 2008         1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund VII    June 26, 2008          1.75%     2.50%     2.50%      N/A
ING Principal Protection Fund VIII   December 22, 2008      1.75%     2.50%     2.50%      N/A
ING Principal Protection Fund IX     April 21, 2009         1.75%     2.50%     2.50%      N/A
ING Principal Protection Fund X      August 14, 2009        1.75%     2.50%     2.50%      N/A
ING Principal Protection Fund XI     November 18, 2009      1.75%     2.50%     2.50%      N/A
ING Principal Protection Fund XII    February 16, 2010      1.75%     2.50%     2.50%      N/A
ING Principal Protection Fund XIII   April 21, 2010         1.75%     2.50%     2.50%      N/A
ING Principal Protection Fund XIV    July 14, 2010          1.75%     2.50%     2.50%      N/A

                                                                              HE

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*    Effective through to the Guarantee Maturity Date, thereafter this limit is subject to change if the Agreement is extended as contemplated in Section
     3.